Exhibit 99.1
FOR IMMEDIATE RELEASE
Investor/Media Contact:
Mel Stephens
(248) 447-1624
Investor Contact:
Ed Lowenfeld
(248) 447-4380
Lear Announces Pricing for $900 Million in Senior Notes
     Southfield, Mich., November 21, 2006 — Lear Corporation [NYSE: LEA], one of the world’s largest automotive suppliers, today announced it has priced the offering of $900 million in new senior notes. This offering is an increase of $200 million from the $700 million offering amount previously announced by Lear.
     The $900 million offering includes $300 million in senior notes due 2013 and $600 million in senior notes due 2016. The notes will be senior unsecured obligations of the company. The $300 million of seven-year notes will be sold at par and will bear interest at a rate of 8.50%. The $600 million of ten-year notes will be sold at par and will bear interest at a rate of 8.75%. The financing is scheduled to close on November 24, 2006.
     These new notes will be purchased by Citigroup Global Markets Inc. and are expected to be eligible for resale under Rule 144A of the Securities Act of 1933.
     Lear intends to use the net proceeds from this offering to pre-fund the repayment or repurchase of any and all of Lear’s outstanding 8.125% senior notes due 2008 and a substantial portion of the outstanding 8.11% senior notes due 2009.
     This news release is not an offer to purchase, nor a solicitation of an offer to sell, any securities. The notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.
     Lear Corporation is one of the world’s largest suppliers of automotive interior systems and components. Lear provides complete seat systems, electronic products and electrical distribution systems and other interior products. With annual net sales of $17.1 billion in 2005, Lear ranks #127 among the Fortune 500. Lear’s world-class products are designed, engineered and manufactured by a diverse team of 111,000 employees at 286 locations in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the Internet at http://www.lear.com.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: general economic conditions in the markets in which the Company operates, including changes in interest rates; fluctuations in the production of vehicles for which the Company is a supplier; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer productivity negotiations; the impact and timing of program launch costs; the costs and timing of facility closures, business realignment or similar actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers; raw material costs and availability; the Company’s ability to mitigate the significant impact of recent increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of the Company’s customers; the finalization of the Company’s restructuring strategy; the outcome of negotiations with respect to the Company’s North American Interior segment; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In addition, no assurances can be given that the Company’s private offering of senior notes or the tender offer referred to in this news release will be completed on the terms contemplated or at all.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
# # #